Monaker Group, Inc. 8k

Exhibit 99.2

Monaker Group Increases Previously Announced Bought Deal to $7.7 Million

Weston, FL, Dec. 29, 2020 (GLOBE NEWSWIRE) -- via NewMediaWire -- Monaker Group, Inc. (NASDAQ: MKGI), an innovative technology company, announced today that, due to demand, the underwriters have agreed to increase the size of its previously announced offering and purchase on a firm commitment basis 3,080,000 shares of common stock of the Company, at a price to the public of $2.50 per share (the “Public Price”). The closing of the offering is expected to occur on or about December 31, 2020, subject to customary closing conditions.

Kingswood Capital Markets, division of Benchmark Investments, Inc. and Aegis Capital Corp. are acting as the book-running managers for the offering.

The Company also has granted to the underwriters a 45-day option to purchase up to 15% of the offering at the Public Price. The gross proceeds to the Company before deducting underwriting discounts and commissions and estimated offering expenses and assuming no exercise of the option to purchase additional shares of common stock, are expected to be approximately $7.7 million.

The shares of common stock described above are being offered by Monaker Group, Inc. pursuant to a "shelf" registration statement on Form S-3 (File No. 333-224309) filed with the Securities and Exchange Commission (SEC) and the accompanying prospectus contained therein. The offering of the shares of common stock is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC. When available, copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained on the SEC's website at http://www.sec.gov or by contacting Kingswood Capital Markets, Attention: Syndicate Department, 17 Battery Place, Suite 625, New York, NY 10004, by email at syndicate@kingswoodcm.com, or by telephone at (212) 404-7002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Monaker Group, Inc.

Monaker Group, Inc., is a technology-driven company building what Monaker’s management believes to be a next-generation company through acquisition and organic growth, leveraging the strengths and channels of our existing technologies with those that we acquire, creating synergy and opportunity in the leisure space. For more information about Monaker Group, visit www.monakergroup.com and follow on Twitter @MonakerGroup.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of, and within the safe harbor provided by the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinions, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Monaker believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. Factors that may cause such a difference include risks and uncertainties relate to completion of the public offering on the anticipated terms, or at all, market conditions and the satisfaction of customary closing conditions related to the public offering. More information about the risks and uncertainties faced by Monaker will be contained in, in and incorporated by reference in, the section captioned “Risk Factors” in the prospectus supplement related to the public offering and are detailed from time to time in Monaker’s periodic reports filed with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made only as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Contact:

Monaker Group, Inc.

info@monakergroup.com

Tel: (954) 888-9779